UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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IO BIOTECH, INC.

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BIOTECH P.O. BOX 8016, CARY, NC 27512-9903 IO Biotech, Inc. Important Notice Regarding the Availability of Proxy Materials Annual Meeting of Stockholders to be held on May 25, 2022 For stockholders of record as of March 28, 2022 This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting. To view the proxy materials and to obtain instructions on how to attend the virtual meeting, go to: www.proxydocs.com/IOBT To vote your proxy while visiting this site, you will need the 12 digit control number in the box below. Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet. For a convenient way to view proxy materials and VOTE go to www.proxydocs.com/IOBT Have the 12 digit control number located in the shaded box above available when you access the website and follow the instructions. If you want to receive a paper or e-mail copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s meeting, you must make this request on or before May 13, 2022. To order paper materials, use one of the following methods. INTERNET www.investorelections.com/IOBT TELEPHONE (866) 648-8133 * E-MAIL paper@investorelections.com When requesting via the Internet or telephone you will need the 12 digit control number located in the shaded box above. * If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located above) in the subject line. No other requests, instructions OR other inquiries should be included with your e-mail requesting material .IO Biotech, Inc. Meeting Type: Annual Meeting of Stockholders Date: Wednesday, May 25, 2022 Time: 8:30 AM, Eastern Time Place: Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/IOBT for more details. You must register to attend the meeting online and/or participate at www.proxydocs.com/IOBT SEE REVERSE FOR FULL AGENDA

IO Biotech, Inc. Annual Meeting of Stockholders THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR the election of each Class I director and FOR Proposal 2 PROPOSAL 1. The election of two Class I directors 1.01 Jack B. Nielsen, M.Sc. 1.02 David V. Smith, M.B.A. 2. The ratification of the appointment of EY Godkendt Revisionspartnerselskab as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 Note: The transaction of such other business as may properly come before the meeting, or any adjournment or postponement thereof.